Exhibit 10.13

Inventure Foods, Inc.
2015 Equity Incentive Plan

Restricted Stock Units Notice

Name of Grantee:

This Notice evidences the award of restricted stock units (each, an “RSU,” and collectively, the “RSUs”) of Inventure Foods, Inc. (the “Company”), that have been granted to you pursuant to the Inventure Foods, Inc. 2015 Equity Incentive Plan (the “Plan”) and conditioned upon your agreement to the terms of the attached Restricted Stock Units Agreement (the “Agreement”).  This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein.  Each RSU is equivalent in value to one share of common stock, par value $0.01 per share, of the Company (“Stock”) and represents the Company’s commitment to issue to you one share of Stock at a future date, subject to the terms of the Agreement and the Plan.

Grant Date:

Number of RSUs:

Vesting Schedule:  All of the RSUs are nonvested and forfeitable as of the Grant Date. Your RSUs will become vested and nonforfeitable in accordance with vesting schedule below, so long as your Service (as defined in the Plan) is continuous from the Grant Date through each such vesting date.  None of the RSUs will become vested and nonforfeitable after your Service ceases.

Vesting Date	Cumulative RSUs Vested

Notwithstanding the foregoing, all unvested RSUs will become fully vested and nonforfeitable immediately before the occurrence of a Change in Control (as defined in the Plan), so long as your Service is continuous from the Grant Date through the Change in Control.

Inventure Foods, Inc.	Date

I acknowledge that I have read the Agreement, the Plan, and the prospectus for the Plan.  I agree to be bound by all of the provisions set forth in those documents.  I also consent to electronic delivery of all notices or other information with respect to the RSUs or the Company.

Signature of Grantee	Date

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Restricted Stock Units Agreement
under the

Inventure Foods, Inc. 2015 Equity Incentive Plan

1.Terminology.  Unless otherwise provided in this Agreement, capitalized terms used herein are defined in the Glossary at the end of this Agreement or in the Plan.

2.Restricted Stock Units.

(a)Vesting.  All of the RSUs are nonvested and forfeitable as of the Grant Date.  Your RSUs will become vested and nonforfeitable in accordance with the vesting schedule included in your Restricted Stock Units Notice so long as your Service is continuous from the Grant Date through the applicable vesting date. None of the RSUs will become vested and nonforfeitable after your Service ceases.

(b)Termination of Service.  If your Service with the Company ceases for any reason, all RSUs will be forfeited to the Company immediately and automatically upon such cessation without payment of any consideration therefor and you will have no further right, title or interest in or to such RSUs or the underlying shares of Stock.

(c)Manner of RSU Settlement.  You are not required to make any monetary payment (other than applicable tax withholding, if required) as a condition to settlement of the RSUs.  The Company will issue to you, in settlement of your RSUs and subject to satisfaction of tax withholding, the number of whole shares of Stock that equals the number of whole RSUs that become vested, and such vested RSUs will terminate and cease to be outstanding upon such issuance of the shares.  Upon issuance of such shares, the Company will determine the form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) and may deliver such shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason.

(d)Timing of RSU Settlement.  Your RSUs will be settled by the Company, via the issuance of Stock as described herein, on the date that the RSUs become vested and nonforfeitable or within sixty (60) days thereafter,  except that any RSUs that vest immediately before the effective date of a Change in Control shall be paid to you on the effective date of the Change in Control. However, if a scheduled issuance date falls on a non-trading day, such issuance date shall instead fall on the next following trading day.

3.Restrictions on Transfer.  Neither this Agreement nor any RSU may be assigned, transferred, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and no right hereunder may be subject to execution, attachment or similar process.  All rights with respect to this Agreement shall be exercisable during your lifetime only by you or your guardian or legal representative.

4.Tax Withholding.  On or before the time you receive a distribution of the shares of Stock subject to your RSUs, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your RSUs (the “Withholding Taxes”).

Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your RSUs by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) if the Stock is then listed for public trade on a national

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securities exchange or market, permitting you to enter into a “same day sale” or “sell to cover” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Agreement to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company; or (iv) withholding shares of Stock from the shares of Stock issued or otherwise issuable to you in connection with the RSUs with a Fair Market Value (measured as of the date shares of Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income if required to avoid adverse accounting treatment.  Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Stock.  In the event the Company’s obligation to withhold arises prior to the delivery to you of Stock or it is determined after the delivery of Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

5.Adjustments for Corporate Transactions and Other Events.  Section 4.4 and Section 13 of the Plan describe adjustments that may be made to RSUs as a result of corporate transactions and the treatment of RSUs in corporate transactions.

6.Non‑Guarantee of Employment or Service Relationship.  Nothing in the Plan or this Agreement shall alter your at‑will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any nonvested and forfeitable RSUs or any other adverse effect on your interests under the Plan.

7.Clawback Policy.  Notwithstanding anything to the contrary in this Agreement, all RSUs payable or shares of Stock issued in settlement of RSUs shall be subject to any clawback policy adopted by the Company from time to time regardless of whether the policy is adopted after the date on which the RSUs are granted, vest, or are settled by the issuance of shares of Stock.

8.Rights as Stockholder.  You shall not have any of the rights of a stockholder with respect to any shares of Stock that may be issued in settlement of the RSUs until such shares of Stock have been issued to you.

9.The Company’s Rights.  This Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.Restrictions on Issuance of Shares.  The issuance of shares of Stock upon settlement of the RSUs shall be subject to and in compliance with all applicable requirements of federal, state, or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the

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authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the RSUs shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the RSUs, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

11.Notices.  All notices and other communications made or given pursuant to this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company, or in the case of notices delivered to the Company by you, addressed to the Company for the attention of its Secretary at its principal executive office or, in either case, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this award by electronic means or to request your consent to participate in the Plan or accept this award by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

12.Entire Agreement.  This Agreement, together with the relevant Notice and the Plan, contain the entire agreement between the parties with respect to the award granted hereunder.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the terms hereof shall be void and ineffective for all purposes.

13.Amendment.  This Agreement may be amended from time to time by the Company in its discretion; provided,  however, that this Agreement may not be modified in a manner that would have a materially adverse effect on you as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

14.Section 409A.  This Agreement and the RSUs are intended to be exempt from Section 409A under the “short-term deferral rule” exemption.  The preceding provision shall not be construed as a guarantee by the Company of any particular tax effect of this Agreement and in no event shall the Company be liable for any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with Section 409A.

15.No Obligation to Minimize Taxes.  The Company has no duty or obligation to minimize the tax consequences to you of this award and shall not be liable to you for any adverse tax consequences to you arising in connection with this award.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this award and by signing the Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

16.Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.

17.No Funding.  This Agreement constitutes an unfunded and unsecured promise by the Company to issue shares of Stock or make payments in the future in accordance with its terms.  You have the status of a general unsecured creditor of the Company as a result of receiving this award.

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18.Effect on Other Employee Benefit Plans.  The value of the awards under this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides.  The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

19.Governing Law.  The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions.

20.Resolution of Disputes.  Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby.  You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Administrator.  You further agree that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

21.Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

22.Electronic Delivery of Documents.  By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the RSUs, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

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GLOSSARY

(a)“Administrator” means the Board or such committee appointed by the Board to administer the Plan.

(b)“Agreement” means this document, as amended from time to time, together with the Plan which is incorporated herein by reference.

(c)“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance promulgated thereunder.

(d)“Company” means Inventure Foods, Inc. and its Affiliates, except where the context otherwise requires.    “Company” means Inventure Foods, Inc. for purposes of the definition of Change in Control.

(e)“Grant Date” means the effective date of a grant of RSUs made to you as set forth in the relevant Notice.

(f)“Notice” means the statement, letter or other written notification provided to you by the Company setting forth the terms of a grant of RSUs made to you.

(g)“RSU” means the Company’s commitment to issue one share of Stock at a future date, subject to the terms of the Agreement and the Plan.

(h)“Section 409A” means Code section 409A and the Treasury regulations and other guidance promulgated thereunder.

(i)“You” or “Your”  means the recipient of the RSUs as reflected on the applicable Notice.  Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the RSUs may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

{End of Agreement}

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